Exhibit 99.1

Gevo Reports Third Quarter 2011 Financial Results

ENGLEWOOD, Colo. — November 1, 2011 — Gevo, Inc. (NASDAQ: GEVO), a renewable chemicals and advanced biofuels company, today announced its financial results for the third quarter ended September 30, 2011 and updated its expectations about isobutanol commercialization progress.

“Gevo continues to move toward full scale commercialization of renewable isobutanol. The retrofit of our Agri-Energy facility in Luverne, Minnesota is underway and we remain on schedule to start production in the first half of 2012,” said Dr. Patrick Gruber, Chief Executive Officer. “Isobutanol is a platform molecule with a wide variety of applications. The specialty applications of isobutanol in chemicals and fuels are well underway, with off-take agreements in place with Sasol and Mansfield. We are focusing more attention on larger addressable markets. We recently signed an agreement with the U.S. Air Force to supply ‘alcohol-to-jet’ based bio-jet fuel. This bio-jet fuel will be produced at our hydrocarbon demonstration plant located at South Hampton Resources’ site near Houston, Texas. This plant, which is nearing completion, will facilitate the development of a variety of hydrocarbon products produced from our isobutanol, including bio-jet, bio-gasoline, alkylates, bio-based diesel, para-xylene, and lubricants. We are also working with the Northwest Advanced Renewables Alliance and USDA to develop bio-jet derived from isobutanol using a cellulosic feedstock.”

Recent Corporate Highlights

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Gevo announced that in side-by-side performance, durability and emission testing of small engines conducted by the Outdoor Power Equipment Institute and Briggs & Stratton, gasoline blended with isobutanol performed better than blends using ethanol. These third-party results support isobutanol as a biofuel blend stock that can be used effectively in small engines.

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Gevo amended its loan agreement with TriplePoint Capital LLC (TriplePoint) to secure retrofit debt capital for its Agri-Energy facility. Under the agreement, Gevo may initially borrow up to $15 million. Upon request from Gevo and approval from TriplePoint, the amount borrowed may be increased to $20 million.

Additional Third Quarter Highlights

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Gevo was awarded two patents from the United States Patent and Trademark Office (USPTO) on technologies designed to enable the low-cost, high-yield production of bio-based isobutanol. These patents are further evidence of Gevo’s unique pathways to produce isobutanol.

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Gevo entered into a five-year off-take agreement with Mansfield Oil Company (Mansfield) permitting Mansfield to blend Gevo’s isobutanol for its own use and to be a distributer of Gevo’s isobutanol into the petroleum market. In combination with its previously announced off-take agreement with Sasol Chemicals Industries Limited, Gevo has in place off-take agreements that substantially account for projected production for the initial two years of commercial isobutanol operations. In addition to the off-take agreement, a Mansfield subsidiary will provide supply chain services that include logistics management, customer service support, invoicing and billing services.

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Gevo was awarded a contract by the Defense Logistics Agency (DLA) to supply up to 11,000 gallons of ‘alcohol-to-jet’ (ATJ) based bio-jet fuel to the U.S. Air Force. The U.S. Air Force will then fully fund and conduct engine testing and complete a feasibility flight demonstration using Gevo’s fuel and has agreed to purchase more upon successful completion of the testing.

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Gevo received a USDA grant as part of the Northwest Advanced Renewables Alliance (NARA) for the development of bio-jet fuel from woody biomass and forest product residues, to be produced using Gevo’s isobutanol. The alliance members include: Washington State University, Gevo, Weyerhaeuser, Catchlight Energy (a joint venture between Chevron & Weyerhaeuser), Oregon State University, Pennsylvania State University and the University of Minnesota.

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Gevo appointed Gary W. Mize, partner and owner at MR & Associates, as a director. Mr. Mize has over 35 years of experience in agribusiness and adds critical expertise in commodities and trading to Gevo’s Board of Directors.

Financial Highlights

Revenues for the third quarter of 2011 were $17.5 million compared to $1.5 million in the same period in 2010 as a result of revenues from its Luverne facility, which the Company acquired in September 2010. During the ongoing isobutanol retrofit, the Luverne facility will continue to generate revenue from the production and sale of ethanol and related products. Research and development expense increased to $5.2 million in the third quarter of 2011, from $3.6 million for the same period in 2010. Selling, general and administrative expense for the third quarter of 2011 decreased to $7.6 million from $11.6 million for the same period in 2010. During the third quarter of 2010, the Company incurred $7.8 million related to the purchase of a minority interest in Gevo Development, LLC, a subsidiary of Gevo, Inc. Other selling, general and administrative expense related to personnel costs, including non-cash compensation, to support commercialization objectives and compliance activities as a public company, as well as legal, accounting and other outside services costs increased in the third quarter of 2011 compared to the 2010 quarter. The net loss for the third quarter of 2011 was $12.3 million compared to $17.3 million for the third quarter of 2010.

Gevo reported cash and cash equivalents on hand of $97.6 million as of September 30, 2011.

Webcast and Conference Call Information

Patrick R. Gruber, Ph.D., Chief Executive Officer, and Mark Smith, Chief Financial Officer, will host a conference call today at 4:30 p.m. EDT (2:30 p.m. MDT) to review the Company’s third quarter 2011 results, and to update expectations about its isobutanol commercialization progress.

To participate in the conference call, please dial 1-866-770-7051 (inside the US) or 1-617-213-8064 (outside the US) and reference the access code 28821617. The presentation will be available via a live webcast at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=238618&eventID=4215002.

A replay of the call will be available two hours after the conference call ends on November 1, 2011 until Midnight EDT on December 1, 2011. To access the replay, please dial 1-888-286-8010 (inside the US) or 1-617-801-6888 (outside the US) and reference the access code 31592527. The archived webcast will be available for 30 days in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is converting existing ethanol plants into biorefineries to make renewable building block products for the chemical and fuel industries. The company plans to convert renewable raw materials into isobutanol and renewable hydrocarbons that can be directly integrated on a “drop in” basis into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, please visit www.gevo.com.

Forward-Looking Statements

Certain statements within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and costs associated with and the availability of capital for the Company’s scheduled retrofits of existing ethanol production facilities, its future isobutanol production capacity, the timing associated with bringing such capacity online, the expected applications of isobutanol, addressable markets, and market demand, Gevo’s ability to produce commercial quantities of isobutanol from cellulosic feedstocks, the expected cost-competitiveness and relative performance attributes of isobutanol and the products derived from it, the strength of the Company’s intellectual property position and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of our management and are subject to significant risks and uncertainty. All such forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the risk disclosures in Gevo’s Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the Securities and Exchange Commission by the Company.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Gevo, Inc.

Consolidated Statements of Operations Information

(Unaudited)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010

Total revenues	$17,506,000	$1,496,000
Cost of Goods Sold	(16,232,000)	(856,000)

Gross Margin	1,274,000	640,000

Operating Expenses:
Research and development	(5,211,000)	(3,554,000)
Selling, general and administrative	(7,587,000)	(11,601,000)

Total operating expenses	(12,798,000)	(15,155,000)

Loss from operations	(11,524,000)	(14,515,000)

Other (Expense) Income:
Interest expense	(798,000)	(779,000)
Interest and other income	17,000	38,000
Loss from change in fair value of warrant liabilities	—	(2,052,000)

Other expense—net	(781,000)	(2,793,000)

Net Loss	(12,305,000)	(17,308,000)

Deemed dividend—amortization of beneficial conversion feature	—	(989,000)

Net loss attributable to Gevo, Inc. common stockholders	$(12,305,000)	$(18,297,000)

Net loss per share attributable to Gevo, Inc. common stockholders—basic and diluted	$(0.48)	$(15.87)

Weighted-average number of common shares outstanding—basic and diluted	25,870,060	1,152,839

Non-GAAP Financial Information

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010

Gevo Development / Agri-Energy
Gain (Loss) from operations	$882,000	$(1,139,000)
Depreciation and amortization	517,000	38,000
Non-cash stock-based compensation	40,000	—

Non-GAAP income (loss) from operations	$1,439,000	$(1,101,000)

Gevo, Inc.
Loss from operations	$(12,406,000)	$(13,376,000)
Depreciation and amortization	679,000	596,000
Non-cash stock-based compensation	1,775,000	7,359,000

Non-GAAP loss from operations	$(9,952,000)	$(5,421,000)

Gevo Consolidated
Loss from operations	$(11,524,000)	$(14,515,000)
Depreciation and amortization	1,196,000	634,000
Non-cash stock-based compensation	1,815,000	7,359,000

Non-GAAP loss from operations	$(8,513,000)	$(6,522,000)

Gevo, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$97,605,000	$15,274,000
Accounts receivable	2,749,000	2,830,000
Inventories	4,974,000	3,765,000
Prepaid expenses, derivative asset, margin deposit and other current assets	2,657,000	2,025,000

Total current assets	107,985,000	23,894,000
Property, plant and equipment—net	24,372,000	23,465,000
Deferred offering costs	—	3,152,000
Debt issue costs	692,000	929,000
Deposits and other assets	130,000	169,000

Total assets	$133,179,000	$51,609,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$10,219,000	$7,903,000
Current portion of secured long-term debt	1,747,000	1,785,000
Derivative liability	—	405,000
Fair value of warrant liabilities	—	2,034,000

Total current liabilities	11,966,000	12,127,000
Secured long-term debt, less current portion	17,671,000	18,647,000
Other liabilities	247,000	876,000

Total liabilities	29,884,000	31,650,000

Stockholders’ equity
Convertible preferred stock	—	146,000
Common stock	260,000	12,000
Additional paid-in capital	223,510,000	105,128,000
Deficit accumulated during development stage	(120,475,000)	(85,327,000)

Total stockholders’ equity	103,295,000	19,959,000

Total liabilities and stockholders’ equity	$133,179,000	$51,609,000

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Jackie Kolek, Peppercom (media)

212-931-6166

jkolek@peppercom.com

Julia Avery, Stern Investor Relations, Inc. (investors)

212-362-1200

julia@sternir.com